Exhibit 10.9
[LICENSOR]
FORM OF DR PEPPER LICENSE AGREEMENT FOR
BOTTLES, CANS AND PRE-MIX

STATE OF TEXAS	}	No.
COUNTY OF COLLIN	}
     THIS AGREEMENT is made and entered into by and between [Licensor], a corporation with its principal offices located in Plano, Texas (hereinafter called “Licensor”), and

(hereinafter called “Licensee”).
WITNESSETH:
     WHEREAS, Licensor is engaged in the manufacture and sale of a bottler’s concentrate for the production of that certain drink known as “Dr Pepper”, and identified by that certain registered trademark owned by Licensor, and
     WHEREAS, Licensee desires to secure a license from Licensor to manufacture, sell and distribute under Licensor’s trademark that certain drink “Dr Pepper”, in bottles, cans and in pre-mix containers (i.e., the pre-mix containers used for the soft drink finished beverage that is sold by the Licensee to the foodservice industry in bulk form and in which the syrup for the making of the beverage is mixed with water, gas and other ingredients at the bottler’s place of business and is then placed in containers and such containers placed for dispensing at various locations and sold to the consuming public by automatic or manual dispensing in separate or individual drinks) only, within that certain territory described in Exhibit “A” attached hereto, and not elsewhere, said Exhibit “A” being a part hereof for all purposes.
     NOW, THEREFORE, for and in consideration of the mutual benefits and provisions herein set out, Licensor does hereby grant unto Licensee the non-exclusive right and license to manufacture under Licensor’s trademark within the territory described in Exhibit “A” attached hereto, that certain drink known as “Dr Pepper”, and the exclusive right and license to sell and distribute said drink under said trademark within the said territory described in Exhibit “A” attached hereto, and no other (which territory shall be indivisible), in bottles, cans and pre-mix containers only, which bottles, cans and pre-mix containers are to be those distinctive bottles, cans and pre-mix containers as may be approved from time to time by Licensor and none other (hereinafter collectively referred to as the “Dr Pepper Trademarked Products”), and to use the trademark on the bottled and canned drink and in advertising for and in said territory, and Licensor does hereby agree that such non-exclusive and exclusive right and license shall continue so long as Licensor, or its successors or assigns, shall continue the manufacture of such Dr Pepper bottler’s concentrate, unless sooner terminated under the provisions hereinafter set out, this said grant or license being subject to the following terms, conditions and covenants, to-wit:
     1. Licensor shall furnish Licensee Dr Pepper bottler’s concentrate pursuant to orders received hereinafter from Licensee or Licensor.
     2. Licensor guarantees the quality of Dr Pepper bottler’s concentrate to be pure, wholesome and otherwise as represented.

     3. Licensor shall furnish to Licensee authority to purchase at Licensee’s own expense all approved Dr Pepper trademarked items, including but not limited to crowns, bottles, cans and cases.
     4. Terms —
a.	Each order of concentrate is to be sent to Licensor at its main office in Plano, Texas, or at such other place as Licensor may direct. Each purchase of Dr Pepper bottler’s concentrate must be paid for before another purchase will be shipped. In any event, each purchase must be paid for within ___(___) days of date of invoice. Prices and terms shall be subject to change without notice, and Licensee shall pay Licensor’s then prevailing price at the time of each sale.

b.	Shipments of all concentrate made hereunder may, at Licensor’s option, be delivered to Licensee from delivery equipment operated by Licensor; provided, however, when delivery is not made by Licensor’s delivery equipment, freight will be prepaid to Licensee’s production facility.

c.	Title to all merchandise shipped by common carrier passes to Licensee at the time he accepts the shipment.

d.	All accounts whatsoever owing Licensor are payable in money of the United States of America at Plano, Texas, or at such other place as Licensor may direct; and if not paid at maturity, shall bear interest at the highest rate legally allowable until paid. There will be an additional ___percent (___%) of the total amount due if placed in the hands of an attorney for collection, or if collected through bankruptcy or probate court.

e.	Failure to pay when due any indebtedness owing Licensee to Licensor shall, in addition to any other grounds for termination that may exist, entitle Licensor, at its option, to terminate this contract in any manner provided under this Agreement.

f.	While it is the obligation of Licensee to return to Licensor any empty drums or other returnable containers used in shipping Dr Pepper concentrate under this Agreement, any such returnable container which Licensee receives but does not return to Licensor in a condition suitable for use as a container for Licensor’s products shall be paid for by Licensee at the then current replacement cost for such returnable containers.

g.	Licensor shall not be required to fill any unreasonable order for Dr Pepper concentrate. Licensor shall be required to fill orders only in due and orderly manner of procedure and in a reasonable length of time, in the light of its plant capacity, and all of its customers’ demands.

h.	Licensee shall order from time to time only such quantities as are reasonably necessary to keep a smoothly running operation, but shall not build up unnecessary or unreasonable inventory of Dr Pepper concentrate.
     5. Licensee shall manufacture, bottle, can, label and package the Dr Pepper Trademarked Products in quantities sufficient to fully meet the demand therefore in all accounts and channels in the Territory in which the Products, or any products which are competitive to the Products, are sold. In the event that Licensee is asked to manufacture Dr Pepper Trademarked Products for or on behalf of any other Dr Pepper licensed bottler, then in any such event Licensee shall report that request to Licensor as soon as possible, and in any event by no later than one week after such request is made of Licensee, and in no event may Licensee produce or ship Dr Pepper Trademarked Products to any other Dr Pepper Licensee without Licensor’s prior written consent. Upon Licensor’s request, Licensee shall provide all reports and records as may be reasonably requested by Licensor related to such manufacture.

     Should Licensee, for any reason, not engage in the manufacture of any or all of the package forms of Dr Pepper Trademarked Product authorized by this Agreement, Licensor approves the purchase by Licensee of such package form(s) from other sources approved by Licensor, and Licensee may buy such package form(s) from such other sources approved by Licensor, upon terms of sale and prices determined by Licensee and the supplying source; Provided, however, that Licensor is not responsible to Licensee to supply such package form(s) of Dr Pepper Trademarked Product initially or on a continuing basis, and provided further that Licensee shall comply with all other requirements of this Agreement to the same extent as if Licensee had itself manufactured such Dr Pepper Trademarked Product.
     6. Licensee agrees to purchase all Dr Pepper concentrate used in the performance of this Agreement from Licensor; and all Dr Pepper concentrate purchased by Licensee shall be used in the performance of this Agreement.
     7. Licensee agrees, with reference to plant, machinery, production and product, as follows:
a.	To install all necessary and required production machinery and equipment (including water treating equipment), and to add such plant, machinery and equipment as often and in such amounts as shall be necessary and required by Licensor, acting in good faith; and to maintain all such machinery and equipment at all times in first class condition so as to produce a perfect product.

b.	In the production of the perfect finished product, to comply strictly with and conform to all of the specifications respectively current from time to time as furnished by Licensor; and to furnish samples of the finished drink, bottled and canned Dr Pepper, and water, as required from time to time by Licensor, such samples to be sent to Licensor at Licensee’s expense.

c.	At all times to maintain Licensee’s plant, machinery and the entire premises in a very high state of cleanliness and sanitation; and, in addition, at all times to comply with all pure food laws, sanitary and public health laws and regulations in carrying on the operations hereunder.

d.	To allow the inspection of Licensee’s plant and premises, and all materials used in the manufacturing of Dr Pepper, at all reasonable times by the representatives of Licensor.

e.	To identify products with the date the products were manufactured. As to non-canned products, such identification shall be on the package for the products, and as to canned products, such identification shall be on the outer portion of the containers.

f.	Licensee agrees to indemnify and hold Licensor harmless from any and all claims alleging injury, illness, death or damage arising out of the manufacture, storage or sale of Dr Pepper Trademarked Products by Licensee.
     8. Licensee agrees diligently to emphasize the sale and use of Dr Pepper with the purpose of making Dr Pepper a leading drink; and to use the distinctive, authorized Dr Pepper trademarked bottles, cans, crowns and cartons, as approved by Licensor, for Dr Pepper Trademarked Products only; and to use the distinctive, authorized Dr Pepper trademarked cases in the sale and distribution of Dr Pepper. Licensee agrees and obligates himself to identify delivery trucks, auto equipment, his plant and uniforms used by Licensee prominently with Dr Pepper approved trademark identification.
     9. Licensee at all times agrees not to sell Dr Pepper Trademarked Products outside the said licensed territory and not to sell such product knowingly to any purchaser who intends to place such product for sale outside the said licensed territory, and to refrain from using or authorizing the use of Dr Pepper trademarked items or equipment for any purpose outside of his said Dr Pepper licensed territory; and to refrain from acquiring or using Dr Pepper marked bottles, cans or cases of other Dr Pepper bottlers without their consent. If any Dr Pepper Trademarked Products manufactured or distributed by the Licensee are found outside of the territory as defined in Exhibit “A” (excluding any other geographic territory, if any, which is properly licensed to Licensee by Licensor pursuant to another Dr Pepper license agreement) without the prior written approval of Licensor, then Licensee shall be deemed to have transshipped such Dr Pepper Trademarked Products and shall be deemed to be a “Transshipping Bottler.”
     Licensor may impose upon any Transshipping Bottler a charge for each case of Dr Pepper Trademarked Products transshipped by such bottler. Licensee agrees to be bound by Licensor’s Transshipment Control Program in effect during the term of this Agreement. The current Transshipment Control Program is attached as Exhibit “D”. Licensor reserves the right to change the terms of the Transshipment Control Program from time to time upon thirty (30) days’ written notice to Licensee. The per-case amount of such charge shall be determined by Licensor as set forth in the Transshipment Control Program. Licensor and Licensee agree that the amount of such charge shall be deemed to reflect the damages to Licensor, the Offended Bottler and the bottling system. For purposes of this Agreement, “Offended Bottler” shall mean a bottler in any Territory into which any Dr Pepper Trademarked Products are transshipped.
     Notwithstanding the foregoing, Licensor agrees that Licensee may sell Dr Pepper Trademarked Products to any and all airlines, railroads, and bus lines and companies engaged in selling food products to such passenger transportation companies for use in enroute passenger feeding and for no other purpose, provided that such airlines, railroads, bus lines, or companies engaged in selling food products to such passenger transportation companies place the products on the airplane, railroad car or bus within Licensee’s territory.
     In the event Licensee declines, or is unable to service transportation, membership warehouse club stores, mass merchandisers, U.S. Military, oceangoing vessels, Federal or State prisons, and other similar accounts within Licensee’s territory, Licensor reserves the right for itself and any other Licensed Bottler to present national sales programs to, arrange to ship Products to, and to service all such accounts, and by electing to do so, Licensor shall not be deemed to have waived any of its other rights or remedies under this Agreement.
     Licensee agrees that he will not solicit nor sell Dr Pepper Trademarked Products to any person or firm which may locate supplies of said drink at a central location for the purpose of redistribution to retail sales outlets of its own or otherwise, prior to the sale to the consuming public. Nothing herein shall prohibit Licensee from storing Dr Pepper Trademarked Product in locations other than its manufacturing plant, provided that such locations are under control of Licensee as a part of its bottling operation and as a convenience to its serving the territory described in Exhibit “A”, and prior to Licensee’s actual sale to retail outlets in said territory.
     Licensee shall indemnify and save harmless the Licensor against all loss, costs or damage resulting to Licensor from Licensee’s violation of this Article “9”.
     10. Licensee agrees to refrain from manufacturing, selling, dealing in or handling, directly or indirectly:
a.	Any product as a substitute for, or in imitation of, or an adulteration of Dr Pepper;

b.	Under the name or trademark of Dr Pepper, any product as a substitute for, or in imitation; of, or an adulteration of Dr Pepper;

c.	Any product other than Dr Pepper (except such other product of Licensor as Licensee may also be licensed to manufacture and distribute) under any such name or in any such manner as might lead the customer to believe that such other product was that certain drink known as Dr Pepper; and

d.	Any product that could be confused with Dr Pepper or that could be used unfairly with Dr Pepper.

     The determination made by Licensor in good faith that any such product is a substitute for, or in imitation of, or an adulteration of, Dr Pepper, or is calculated to lead the customer to believe that it is a product of Licensor when it is not a product of Licensor, or that any product is confusing with Dr Pepper or is being used unfairly with Dr Pepper, shall be final and binding upon Licensee.
     11. Licensee agrees:
a.	At all times to aggressively, loyally and faithfully promote the sale of Dr Pepper Trademarked Products throughout every part of Licensee’s territory; to solicit continuously all dealers and other sales outlets therein in a systematic and businesslike manner through the use of sales techniques and such other personnel of Licensee’s own organization as Licensee may find necessary; and to develop an increase in the volume of sales of Dr Pepper Trademarked Products satisfactory to Licensor.

b.	At all times to provide adequate Dr Pepper delivery, vending and dispensing equipment to supply satisfactorily the demand for Dr Pepper Trademarked Products in said territory, and to this end to add to such equipment as often and in such amounts as shall be necessary and required by Licensor, acting in good faith.

c.	At all times to have on hand an ample supply of those distinctive, trademarked, Dr Pepper bottles, cans and pre-mix containers to supply satisfactorily the demand for Dr Pepper Trademarked Products in said territory, and to this end to add to such supply of bottles, cans and pre-mix containers in such sizes and quantities as shall be necessary to meet consumer demand and as required by Licensor, acting in good faith.

d.	Licensee shall secure and pay for vehicle liability, public liability, products liability and commercial general liability insurance policies protecting Licensor, Licensee, and all of Licensee’s Affiliates under which or through which Licensee does business in connection with this Agreement. All such policies shall be in form and substance, and with insurance companies carrying an A. M. Best rating of “A -” (A minus) or better with a financial rating of “7” or higher, as shall be satisfactory to Licensor, and shall name Licensor as an additional insured. The vehicle liability, public liability, products liability and commercial general liability limits under such policies shall be written in such amounts as Licensor may designate from time to time, but in no event shall such limits be less than the following:
1.	For commercial general liability, including contractual liability: $ per occurrence;

2.	For product liability: $ per occurrence;

3.	For vehicle liability: in the combined single limit of $ per occurrence for bodily injury and property damage; and

4.	For employer’s liability: $ per occurrence.
     Upon execution of this Agreement, Licensee shall furnish Licensor with certificates from each insurance company issuing any of such insurance policies, which certificates shall indicate that Licensor is an additional insured under such policies, and that such policies shall remain in full force and effect and will not be canceled except upon thirty (30) days’ prior written notice to Licensor. In addition, Licensee and its Affiliates shall secure and pay for all such other insurance coverage as it may be required by law to secure. Licensee and its Affiliates shall maintain Worker’s Compensation coverage in the statutorily mandated values.
     The determination and judgement of Licensor as to whether or not this Article “11” is being complied with, when made in good faith, shall be sole, exclusive and final; and such determination by the Licensor that this Article “11” is not being complied with shall, in addition to any other grounds herein mentioned, be grounds for termination of this Agreement at the option of Licensor.
     12. Recognizing the importance and necessity of a vigorous and enthusiastic promotional and advertising program in the development of his licensed territory to its full potential, Licensee agrees regularly and consistently, and on a continuing basis, to advertise and promote Dr Pepper and to expend a reasonable and adequate sum each year in advertising and promotional campaigns which he undertakes and in those as planned and recommended by Licensor — including, but not limited to, any cooperative advertising arrangement Licensor may have in effect from time to time.
     In connection with such promotion and advertising, Licensee agrees to submit in writing to the Licensor at its main office, for written approval, all advertising matter, sales promotional schemes, novelties or devices, prior to the use thereof, which Licensee may plan to use in connection with the merchandising and advertising of Dr Pepper, unless it is the same as is then being used by the Licensor; or is set out in the then current Dr Pepper Bottler’s catalogue or other approved promotional material.
     13. During the term of this Agreement and through the calendar month following termination of this Agreement, Licensee shall provide Licensor, in the forms specified by Licensor (see EXHIBIT “F”), with the following full and complete, periodic reports:
a.	Electronic monthly reports of total sales volume within the Territory, by sales reporting location, separated by direct store delivery (“DSD”) system, independent contractor/distributor system, and sales to other Licensed Bottlers. Sales shall be stated by Product, flavor and Authorized Container. Monthly sales to other Licensed Bottlers shall be separately stated, listing each Licensed Bottler and the amount of each Product and Authorized Container purchased thereby.

b.	Licensee shall report all applicable volume information regarding qualified Fountain/Foodservice (“FFS”) national account customers electronically and in the prescribed format and frequency required by Licensor, which may change from time to time. Currently, the reporting frequency for local charge (“LC”) FFS volume shall be at least monthly, and frequency for national charge (“NC”) FFS volume shall be at least once per week (more frequent reports will be accepted if Licensee so prefers). Information to be reported shall include but is not limited to, the name and address of each account, the number of gallons of Fountain syrup purchased by each such account, by package and by Trademark (as defined hereinabove), with the volume of each of the Trademarks broken out separately. Licensee shall request new account customers be set up by Licensor so that Licensee may report all such information.

c.	Specific sales information by channel, class of trade or by account, as may be reasonably requested by Licensor from time to time. Licensee agrees to supply such information within ten (10) days of such request.

d.	The number of vending machines, glass door merchandisers, their location and volume throughput by package, by Product and Trademark on a monthly basis.

e.	Monthly reports of total sales volume shall be sent on or before the fifth working day of the calendar month following the sales activity, or on such other day as may be reasonably specified by Licensor, and shall be sent to Licensor electronically in a format acceptable to Licensor.

f.	Such other reports as may be reasonably requested by Licensor.

GENERAL PROVISIONS
     14. Wherever in this License Agreement the singular is used, it shall include the plural; and wherever the masculine gender is used, it shall include the feminine, or neuter gender, as the case may be.
     15. Nothing herein is intended to create the relationship of employer and agent as between Licensor and Licensee, and Licensee is not an agent of Licensor, but is an independent contractor. Licensor shall never be liable for any debts, acts, obligations or torts of Licensee, its agents, servants or employees.
     16. Whenever performance by either party hereto of any of the obligations hereunder, other than the payment of money due, is substantially prevented by reason of an act of God, strikes, lockouts or other industrial or transportation disturbances, or any law, regulation or ordinance, or by reason of war or war conditions, performances thereof shall be excused during the continuation of the emergency and for a reasonable time thereafter. In addition, Licensor shall have the right in its own sole discretion and judgment to cut down or prorate its available product as it may deem fit and appropriate, and any such act of Licensor in any such event shall not constitute a breach of this Agreement.
     17. In granting this Agreement, Licensor relies to a very large extent upon the personal integrity, business acumen, skill and diligence, loyalty and cooperativeness of Licensee. If Licensee be a sole ownership or a partnership, any change made in the form or membership of Licensee’s business shall terminate this Agreement ipso facto, without prejudice, however, to his right to make application for another Dr Pepper Bottler’s License Agreement under his new business form or device. At the time of any such change, appropriate notice thereof shall be given by Licensee to Licensor at Licensor’s principal place of business, and such notice shall be accompanied by the surrender by Licensee of his Bottler’s License Agreement.
     If the Licensee be other than a natural person, Licensor, in addition to all other rights and remedies, including Licensor’s right to damages, shall have the right, on written notice to Licensee, to terminate this franchise on the happening of the following event: Any sale, transfer or other disposition of more than ten percent (10%) of the stock, or other evidence of ownership of Licensee, or Licensee’s parent, affiliate or other related organization.
     In no event may this Agreement or any interest therein, be sold, sub-let, mortgaged, pledged, assigned or transferred in any manner whatsoever by Licensee, and in no event may this Agreement or any interest therein, be transferred by operation of law.
     18. If Licensee should file a Petition in Bankruptcy or is hereafter adjudicated a bankrupt under the laws of the United States, or any other government or of any state or if any Petition for Reorganization under any bankruptcy law is filed by or against the Licensee during the life of this Agreement, or if Licensee enters into a composition for creditors, this Agreement shall immediately ipso facto cease and terminate, and Licensee shall have no further rights hereunder. Likewise, if Licensee is a partnership and one or more of the partners is adjudicated a bankrupt under the bankruptcy laws of the United States or any state or nation, or if any Petition for Reorganization under any bankruptcy law is filed by or against one or more of the partners, or if Licensee enters into a composition for creditors, then in any of such events this Amendment shall immediately ipso facto terminate. Furthermore, if Licensee shall become insolvent under any insolvent debtor law of any government or state, or shall become notoriously insolvent, even though not so adjudicated by any competent authority, or shall be placed in the hands of a receiver or Court-appointed liquidator or operator, or commit any act of bankruptcy or permit an attachment to be levied and remain on any of its equipment or plant for ten (10) days, then in any such event this Agreement may be terminated at the option of

Licensor by giving written notice for such termination mailed to the address of the above-mentioned plant location. Failure on the part of Licensor to exercise such option shall not in anywise limit or affect the above provisions terminating this Agreement in case of bankruptcy, reorganization or other proceeding.
     Should Licensee’s business be placed in the hands of a receiver for any reason, then in any such event this Agreement may be terminated at the option of Licensor by giving written notice of such termination mailed to the address of the above-mentioned plant location.
     Should Licensee for any reason close his plant and cease doing business as a Dr Pepper bottler or canner, then in any such event this Agreement may be terminated at the option of Licensor by Licensor giving written notice of such termination mailed to the address of the above-mentioned plant location, but Licensor does not waive any such option or right, nor shall Licensor be estopped from asserting same, by any non-action hereunder.
     19. This Agreement is made exclusive in part for the reason that Dr Pepper Trademarked Products must be manufactured in strict accordance with the instructions and formula given the Licensee by the Licensor, or representatives of the Licensor, and sold under Licensor’s trademarks, and any violation of the same by Licensee will be regarded as a fraud upon the public, as well as upon the Licensor and as damaging to Licensor’s trademarks. The exclusive privilege thus granted to manufacture Dr Pepper Trademarked Products, and to sell Dr Pepper Trademarked Products under the Licensor’s trademarks, is for the protection of the public as well as Licensor, and to maintain the proper ingredients, proportions, and uniformity in the Trademarked Products, and to prevent foreign ingredients from being used therein.
     20. This Agreement is not intended to, nor shall it be construed, to give Licensee any right, title or interest in any of the trademarks, trade names, secret formula, advertising slogans or copyrighted materials belonging to Licensor, but only gives the Licensee the right to use any such trademarks, trade names, advertising matter or copyrighted material as a licensee, and then only to the extent and in the manner, time and places permitted herein and subject to all of the terms and conditions hereof, and only for so long as this Agreement remains in effect. This Agreement shall not in any way be construed to interfere with or limit the use of said Dr Pepper trademarks, trade names, slogans, labels, copyrighted material or advertising matter by the Licensor or Licensor’s other licensees or appointees in said territory or in any other territory, or by other duly licensed Dr Pepper bottlers in other territories or by the Licensor or its vendees and privies in the Dr Pepper post-mix business anywhere, including all Licensor’s vendees and privies in the sale of fountain vending syrup and in fountain trade business anywhere, even in the said licensed territory, it being understood that the privilege given Licensee herein is confined only to those certain Dr Pepper Trademarked Products in bottles and cans and pre-mix containers as are set forth and described in Exhibit “B” attached hereto and made a part hereof, and is confined to the territory described in Exhibit “A”.
     21. Human Rights and Ethical Trading, and the Environment. Licensor has adopted a Human Rights and Ethical Trading Policy, and an Environmental Policy. These policies are available at www.[ ].com and are incorporated herein by reference. Licensor and Licensee each agree to integrate these standards and commitments into the way we each run our businesses globally to address such concerns. Each Party hereby warrants and agrees to review and adhere to these policies, and to achieve high ethical and environmental standards and social responsibility in our respective business practices and production supplies.
     22. Except as may be provided expressly to the contrary in other provisions of this Agreement (in which event the specific provisions for termination shall control), the violation of any one or more of the terms of this Agreement by the Licensee, or the failure of Licensee within the exclusive judgment of the Licensor to comply faithfully with any of the duties or obligations of Licensee, as above set out, shall entitle Licensor, at its sole option and discretion, to terminate all or part of this Agreement as to all or part of the territory by giving written notice mailed to Licensee by registered or certified mail and addressed to Licensee’s above-mentioned place of business; and, upon notice being given of such termination as herein provided, this Agreement and all rights of Licensee hereunder shall be terminated and at an end, without the necessity of resorting to any court or other proceedings.
     The judgment and determination of Licensor, when made in good faith, as to the failure of Licensee to comply with any of the terms of this Agreement shall be and is hereby made conclusive and final. The failure of Licensor to exercise its option to forfeit or terminate all or part of this Agreement on account of any one or more breaches of any of the covenants or obligations to be performed by Licensee shall never operate or be construed as a waiver of such covenant or obligation, nor as a waiver or an estoppel to assert the rights to forfeit or terminate this Agreement for any contemporaneous or subsequent breaches of the same covenant, provision or agreement, or of any other of the covenants or agreements on the part of the Licensee.
     If termination by Court proceedings is resorted to, the giving of previous notice by mail shall not be necessary.
     23. Upon termination of all or part of this agreement for any cause and in any manner, any indebtedness which may then be owing by Licensee to Licensor shall become due and payable immediately.
     24. Upon the termination of this Agreement for any cause and in any manner:
a.	Licensee shall immediately discontinue the use of the name or words “Dr Pepper” in connection with his corporate or other business name, as well as in any other manner or use whatsoever.

b.	Licensee shall immediately discontinue the production and sale of the Dr Pepper Trademarked Products and any other item bearing the “Dr Pepper” trademark.

c.	Licensee shall immediately surrender up this written Agreement by returning the same by registered or certified mail to Licensor at its main office.

d.	Licensee shall only at the option of Licensor, and at the request of Licensor, turn over and deliver to Licensor or to such person as may be designated by Licensor, all unused Dr Pepper advertising matter in the possession of Licensee. Should Licensor exercise this option, it will pay for such advertising matter as is current (not obsolete) and in good condition, the price Licensor received therefor, taking into consideration Licensor’s contribution to any co-op marketing program that may have been used to purchase same; or, as to matter not obtained from Licensor, Licensor shall pay a price agreed upon by the parties hereto not in excess of the price paid by Licensee therefor.

e.	Licensee shall resell to Licensor, at the same price at which it was sold to Licensee, any Dr Pepper concentrate then on hand in good merchantable condition (and for the repurchase of such, Licensor hereby obligates itself).

f.	Licensee shall destroy immediately any Dr Pepper concentrate then on hand and not in good and merchantable condition in the presence of Licensor’s representative.

g.	Licensor shall forthwith have the option to purchase from Licensee all or any part of the trademarked Dr Pepper bottles, cans, pre-mix containers, and cases which Licensee then has on hand. In the event said option to purchase is exercised, Licensee agrees to deliver over promptly to Licensor or assigns, all such bottles, cans, pre-mix containers, and cases upon tender of payment of the reasonable value thereof — less the full amount of any accounts that may be owed to Licensor by Licensee.

     Furthermore, it is agreed that in the event any of Licensee’s returnable trademarked Dr Pepper bottles, cans, pre-mix containers, and/or cases are unredeemed in trade accounts in Licensee’s territory at the time of termination of this Agreement, Licensor or its assigns, at its option, may refund to any such trade account the deposit paid by him on said bottles, cans, pre-mix containers, and/or cases, and hold the redeemed properties for Licensee’s account. Thereafter within ten (10) days following receipt of notice that said properties are so held for him, Licensee will pick up said properties after first reimbursing the Licensor or its assigns for the deposits so refunded, together with reasonable compensation for picking up the same, and paying to Licensor the full amount of any accounts that may be owed to Licensor by Licensee. If reimbursement is not made and delivery taken by Licensee within such ten (10) days, Licensee agrees that title to such properties shall be deemed automatically transferred from Licensee to Licensor, or its assigns, without further act or instrument in consideration of the deposits refunded and pickup service rendered by Licensor, or its assigns.
     25. Should Licensee hold as licensee from Licensor any other license agreement or agreements, then upon any termination or cancellation of this Agreement, Licensee’s other license agreement or agreements shall ipso facto cease and terminate at the same time without the necessity of any further act or action or notice to be taken or given by either of the parties hereto.
     26. While Licensor agrees that it will not, during the existence of this Agreement, grant to any other party the right or license to sell, vend or distribute the Dr Pepper Trademarked Products in the territory covered by this License Agreement, it is further understood and expressly provided that Licensor shall not be obligated to prevent any third party from manufacturing, selling, vending or distributing Dr Pepper in bottles, cans, and/or in pre-mix form in the aforesaid territory, or be in any wise liable in damages to Licensee for failure to prevent any such act by any such third party.
     In the event of a dispute with respect to territorial boundaries between adjacent Licensees, Licensor shall have the right to decide such dispute in its sole discretion, and any such decision shall be final and binding upon the parties.
     27. It is understood and agreed that this License Agreement and Exhibits “A” to “E” attached hereto contain the complete and only agreement between the Licensor and Licensee with respect to the rights relating to the manufacturing and selling, as approved by Licensor, the Dr Pepper Trademarked Products as described in said Exhibit “B” pertaining to the licensed territory described in said Exhibit “A”; and it cancels all and any previous licenses and agreements between the parties pertaining to said territory.
     28. It is fully understood and agreed that Licensee may terminate this Agreement at any time upon giving Licensor ninety (90) days written notice by registered or certified mail, and surrendering this License Agreement at the time of giving notice.
     29. This Agreement is subject to the approval of Licensor at its main office in Plano, Texas (or at such other place as its main office may be at a particular time), and shall not be in force and effect until it has been accepted and signed by Licensor, by the President or Vice President of Licensor, at its main office, after having been signed and executed properly by Licensee, and until it has been delivered to Licensee by manual delivery or by depositing by Licensor in the United States Mail in the city in which Licensor’s main office is situated, addressed to Licensee at its above-mentioned place of business.

     30. This License Agreement shall not be altered or changed except in writing and any such alteration or change shall not be in full force and effect until it has been accepted and signed by Licensor, by the President or Vice President of Licensor, at its main office, after having been signed and executed properly by Licensee, and until it has been delivered to Licensee by manual delivery or by depositing by Licensor in the United States Mail in the city in which Licensor’s main office is situated, addressed to Licensee at its above-mentioned place of business.
     31. This Agreement is made at Plano, Texas, and shall be construed and interpreted in accordance with the laws of the State of Texas, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with said laws.
     In the event any provision of this Agreement shall be found contrary to law, such finding shall not in any way affect the other provisions of this Agreement which shall, notwithstanding, continue in full force and effect.
     WITNESS THE HANDS in duplicate of the Licensor and Licensee. The effective date of this Agreement shall be the                      day of                                         , 20___.

[LICENSOR],	[LICENSEE],
Licensor	Licensee

By:	By:

Title:	Title:

Date:	Date:

EXHIBIT “A”
TERRITORY

EXHIBIT “B”
DR PEPPER TRADEMARKED PRODUCTS

EXHIBIT “C”
DR PEPPER LICENSE APPLICATION
See Attached
Or Not Applicable

EXHIBIT “D”
DR PEPPER TRANSSHIPMENT POLICY

EXHIBIT “E”
CADBURY SCHWEPPES AMERICAS BEVERAGES
ELECTRONIC CASE SALES REPORTING AGREEMENT